Exhibit 99.1

AGREEMENT

THIS AGREEMENT is made and entered into effective as of the 25th day of July 2003 (the "Effective Date"), by and between Laboratory Corporation of America Holdings, a Delaware corporation and its subsidiaries ("LabCorp") and Medix Resources, Inc., a Colorado corporation ("Medix"). LabCorp and Medix are sometimes hereinafter referred to as a "Party" or the "Parties."

WHEREAS, LabCorp is engaged in the business of providing reference laboratory services to physicians, other healthcare professionals, clinics, hospitals, other short and long term care facilities, health plans and other payors with whom it has entered into arrangements for such services;

WHEREAS, Medix has developed various programs and web based services (the "Medix System") including, but not limited to, a website, services and support tools that facilitate physician connectivity at the point-of-care allowing physicians and other healthcare professionals to order laboratory tests, view laboratory test results and to access healthcare information as a means of enhancing the efficacy of patient care and the efficiency of healthcare benefits administration; and

WHEREAS, LabCorp and Medix desire to enter into this Agreement pursuant to which Medix will receive laboratory test orders from healthcare providers for transmission to LabCorp and receive laboratory test results for pickup by the ordering healthcare provider.

NOW, THEREFORE, the Parties agree to be bound as follows:

1. DEFINITIONS

1.1. "Advanced Beneficiary Notification Form" or "ABN Form" means a form that the Centers of Medicare and Medicaid Services requires completed in instances in which a service to be provided is not or may not be covered under the Medicare Medical Necessity Rules and which is required to be executed, after completion, by the patient or insured party as acknowledgement of the patient or insured party's financial responsibility to pay for services provided when payment is denied by Medicare.

1.2. "Best Efforts" means, as to a Party, an undertaking by such Party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances.

1.3. "Current Procedure Terminology Code" or "CPT Code" means the code designated and published by the American Medical Association to identify procedures performed by healthcare professionals.

1.4. "Directory of Services" means a list procedures or other services offered by LabCorp.

1.5. "Intellectual Property" means any and all developments, inventions, discoveries, improvements, trade secrets, proprietary information, methods, designs, processes, procedures, formulae, technical know-how, computer databases, computer software, flow charts, drawings, data, specifications, documentation, technology, ideas, writings, customer lists, patents, trademarks, service marks, trade names or product names (whether or not registered or registerable, patented or patentable), copyrights and royalty rights, and all applications, derivatives and/or registrations in respect of any of the foregoing.

1.6. "Lab Services" means services related to lab tests, including detailing information and specimen collection supplies for supported lab tests, lab test requisitioning and ordering, lab test specimen collection and accessioning, lab tests performed on specimens, recording of lab test results, delivery of lab test results and billing and collection for lab services.

1.7. "Lab Result" means a single electronic or paper record consisting of one or more findings resulting from the performance of a lab test request or procedure.

1.8. "LabCorp Client" means a healthcare professional to whom LabCorp has agreed to provide Lab Services.

1.9. "LabCorp System" means a proprietary system comprised of one or more computer systems (including hardware, software and electronic data transmission network(s)) owned and maintained by LabCorp which are designated by LabCorp to receive and transmit test orders and result data to and from LabCorp Clients.

1.10. "Lab Requisition" means a single electronic or paper record consisting of one or more lab test requests for a specific patient.

1.11. "Medical Necessity Rules" means Medicare rules used to determine whether the clinical condition of a patient warrants the payment of a specific lab test or procedure.

1.12. "Medix Client" means a healthcare professional who has executed an agreement with Medix to utilize Medix Services, has been provided access to and use of the Medix System.

1.13. "Medix Services" means those services rendered by Medix to Medix Clients.

1.14. "Transactions" means information that is sent to and received by the Medix System from LabCorp System and/or mutual clients and that is sent to and received by the LabCorp System from the Medix System with respect to mutual clients of the parties ordering of lab tests and procedures and/or receiving test results from LabCorp.

1.15. "Patient Confidential Information" means individually identifiable patient information and other confidential information regarding a patient, including but not limited to Patient Data, information pertaining to the patient's health history, diagnosis or treatment.

1.16. "Patient Data" means patient eligibility information, plan rules, lab test order and result history, other health care data and other patient information pertaining to the provision of Lab Services to patients of mutual clients of the parties hereto.

1.17. "Project Plan" means a mutually agreed upon plan and timeline for development and testing of the connectivity between LabCorp and Medix and the transmission of data from mutual clients of the parties to Medix, using the functionalities and capabilities described in Schedule I.

1.18. "Service Fee" means the fees payable to Medix by LabCorp for the services provided by Medix hereunder.

1.19. "Term" means the period of time during which this Agreement shall be effective, as provided in Section 10.

2. PROJECT DEFINITION

Subject to the terms and conditions of this Agreement, Medix agrees to:

(i) develop and enhance the Medix System with the functionalities as set forth in Schedule I to this Agreement; and

(ii) offer order entry and result delivery of laboratory services provided by LabCorp through the Medix System to mutual clients of the parties hereto.

Medix shall be responsible for all costs and expenses incurred by Medix in its development, enhancement and deployment of the Medix System pursuant to this Agreement except as may otherwise be set forth herein.

3. AVAILABILITY AND DEPLOYMENT OF THE MEDIX SYSTEM

Medix shall make available or install to mutual clients of the parties hereto the Medix System.

4. MEDIX RESPONSIBILITIES

Medix shall have the following responsibilities under this Agreement:

4.1. Project Plan. Develop and provide to LabCorp, within 30 days of the full execution of this Agreement, a detailed Project Plan for the development of the connectivity between LabCorp and Medix portion of the Medix System, which will, among other things, set out the functional requirements which shall incorporate those described on Schedule I hereof, technical specifications for and timetable for completion of the development of, the Medix System; and engage in good faith discussions with LabCorp to reach mutual agreement to the terms of the submitted Project Plan within 30 days of its initial submission to LabCorp.

4.2. Installation Plans. Develop, provide or make available to LabCorp, within 30 days of the full execution of this Agreement, Installation Plans with respect to mutual clients of the parties hereto.

4.3. Key Contacts. Provide key contacts for services to be provided hereunder by Medix.

4.3.1. Account Manager. Provide an account manager to serve as the primary contact between the two companies.

4.3.2. Project Manager. During development, integration testing and user acceptance testing, for the functionality defined in Schedule I, provide a project manager reasonably acceptable to LabCorp who will develop and maintain the Project Plan and deliver bi-weekly updates to LabCorp.

4.4. System Capabilities. Design and develop capabilities in the Medix System in accordance with Schedule I to enable the Medix System to send and receive data as described in Schedule I, and in addition:

4.4.1. System Security. Include in the Medix System appropriate security measures enabling Medix Clients to ensure that only authorized users have access to the Medix System.

4.4.2. Data Transmission. Utilize the standards for transmission of the Data Messages as defined in Schedule I.

4.4.3. Data Encryption. Utilize LabCorp approved methods of encryption for data transmission and storage.

4.4.4. System Compliance. Meet all legal and regulatory requirements, related to the use of the Medix System and the exchange of Data, including but not limited to, the transmission of Patient Confidential Information, electronic Lab Orders and Lab Results, security, privacy and transaction formats.

4.5. Disaster Recovery Plan. Develop, document and test a comprehensive business recovery plan to safeguard the Medix System in the event of a disaster which may cause the Medix System to become unavailable for longer than two business hours, including contingency planning for telecommunications, hardware, software, data and data center operations. Testing and review shall occur on an annual basis.

4.6. Quality Assurance.

4.6.1. Unit and System Testing. Perform internal unit and system testing before entering into systems integration testing with LabCorp.

4.6.2. Integration Testing. Work with LabCorp to perform systems or end-to-end integration testing between the Medix System and the LabCorp System.

4.6.3. Application Walkthrough. Provide LabCorp with a walk-through of the application at the conclusion of systems integration testing showing how all functions are fulfilled prior to beginning acceptance testing of the Medix System by mutual clients of the parties hereto.

4.6.4. Client Acceptance Testing. Test and correct any deficiencies of the transmission of data between mutual clients of the parties hereto and the Medix System.

4.6.5. System Changes. Provide reasonable advanced written notice of system enhancements or new product versions, as mutually agreed between the Parties.

4.7. Ongoing System Development. For each new software version that incorporates requirements defined in writing by LabCorp and agreed to by Medix, design, develop and/or update i) technical specifications, ii) design specifications and iii) the Project Plan, and submit to LabCorp for sign-off within a mutually defined timeframe.

4.8. Ongoing System Deployment. Provide customer support to Medix Clients, for use of the transmission of data through the Medix System in accordance with the Installation Plan agreed upon as provided in this Section 4, including:

(a) Market, sell and contract with potential Medix Clients.

(b) Implement Medix Services and provide training materials to Medix Clients.

(c) Contractually obligate Medix clients to have appropriate systems, system security, encryption and appropriate telecommunications links to the Medix System.

(d) Inform Medix Clients and their designated staff of the functions of the Medix System and the availability of the potential connectivity to LabCorp via the Medix System.

(e) Provide customer service and utilization support post-installation to ensure optimal mutual client experience.

4.9. Ongoing Services. Provide the following on-going services:

4.9.1. System Availability. Use reasonable efforts to ensure that the Medix System is available at all times, except for reasonable predetermined periods of time for maintenance for which Medix shall give LabCorp thirty (30) days advance written notice and unscheduled maintenance due to problems occurring with the Medix System. Medix shall use reasonable efforts to perform maintenance during non-peak usage times. If the Medix System becomes unavailable for a period in excess of two (2) hours, Medix will promptly notify LabCorp of the outage. Medix will provide a report to LabCorp on a monthly basis of the availability of the Medix System during normal business hours.

4.9.2. System Monitoring. Provide seven (7) days per week by 24 hour per day monitoring of the Medix System for availability and a 2-hour response time to acknowledge if the Medix System becomes unavailable. Additionally, an incident report will be generated and provided to LabCorp to document the outage cause, remedy and responsible parties.

4.9.3. System Testing. Make available a test environment for the ongoing testing of the Medix System. This test environment will be made available to LabCorp prior to systems integration testing and will remain available during the term of the Agreement.

4.9.4. Data Transmission. Receive all Lab Results as defined in Schedule I, from LabCorp System and notify the appropriate client of the parties hereto that such Lab Result is available for retrieval by such appropriate client. Receive Lab Requisitions from mutual clients of the parties hereto and transmit such Lab Requisitions to LabCorp System.

4.9.5. Primary Contact. Provide the first point of contact for Medix Clients using the Medix System seeking assistance or answers to questions regarding the use of the Medix System.

4.9.6. Issue Management. Implement a set of processes governing problem management, change management and performance management for the Medix System.

4.9.7. Lab Result Retention. Retain Lab Result data received from LabCorp for a period of seven years and make such Lab Result data available to mutual clients for a period of seven years.

4.10. System Adoption. Maximize Medix System by facilitating a consistent "look and feel" for participating Labs minimizing the number of "clicks" necessary to order lab tests and view lab test results, and minimizing response time to provide information back to the Medix Client.

4.11. System Compliance. Meet all applicable federal, state, and local regulatory requirements for the transmission or retention of such data

4.12. Physician Agreements. Ensure that all Medix Clients agreements and/or arrangements include the following terms and conditions:

4.12.1 Application and Security Forms. Require Medix Clients to have their users complete an Application and Security Form ("Application") developed by Medix which requires users to comply with the Medix Client Agreement and to protect the confidentiality and security of information obtained through the Medix System... Require Medix Clients to represent and warrant that all information provided to Medix on the Application is current, accurate and complete and to immediately notify Medix in writing upon any changes is such information.

4.12.2 Abnormal Result Flag. Medix shall inform Medix Clients that abnormal results received through the Medix System may not be flagged as abnormal results due to normal ranges that vary with respect to age or gender, as well as those results that are non-numeric in nature.

4.12.3 Necessary Equipment. Require Medix Clients to provide all telephone services, modems, phone lines, computers, software, Internet access and any other equipment or service necessary for Medix Client to access the Medix system that are not provided by Medix at no cost to LabCorp.

4.12.4 Required Fields. Inform Medix Clients of those fields that must be completed in order to process the Lab Order. If such fields are not completed, Lab Order shall be rejected and a warning notice sent to Medix Client by Medix System.

4.12.5 Result Retrieval. Inform Medix Client of any Lab Result available for retrieval and Medix Client's obligation to retrieve such Lab Result. LabCorp assumes no liability for the failure or delay of Medix Client to retrieve Lab Result from the Medix System.

4.12.6 Notice of Equipment or Internet Failure. Require Medix Clients to notify Medix by fax or other means in the event such Medix Client's hardware or internet connection is not in working order for a period in excess of (2) hours therefore preventing such Medix Client from receiving transmissions from Medix. Medix's responsibilities under this Agreement shall not create an obligation on the part of Medix concerning deficiencies in client's Internet connection, nor for deficiencies in client's computer hardware.

5. LABCORP RESPONSIBILITIES

LabCorp shall have the following responsibilities under this Agreement:

5.1. Project Plans. Engage in good faith discussions with Medix to reach mutual agreement to the terms of the Project Plans within 45 days of their initial submission from Medix to LabCorp.

5.2. Connectivity Listing. LabCorp shall include Medix in its list of connectivity providers provided to LabCorp Clients.

5.3. Key Contacts. Provide key contacts for services to be provided hereunder by Medix.

5.3.1. Account Manager. Provide an account manager to serve as the primary contact between the two companies.

5.3.2. Project Manager. Provide a project manager reasonably acceptable to Medix to coordinate Project Management activities within LabCorp and to provide bi-weekly updates as necessary to the Medix project manager for LabCorp tasks.

5.4. Installation Assistance. Cooperate with Medix in the connectivity between the Medix System and mutual clients with respect to ordering tests and procedures from LabCorp and receiving results therefrom.

5.5. System Development. Assist Medix in the development of the connectivity between LabCorp and Medix.

5.6. System Capabilities. Ensure that LabCorp System will work properly with the functions as described in Schedule I and in addition:

5.6.1. Data Transmission. Utilize the appropriate technical standards for transmission of result data as defined in Schedule I.

5.6.2. System Compliance. Meet all legal and regulatory requirements.

5.6.3. Lab Orders. Receive electronic lab orders from mutual clients of the parties hereto which contain all information set forth on Schedule I.

5.6.4. Lab Results. Transmit all Lab Results back to the Medix System within LabCorp's standard Turn Around Time.

5.7. Quality Assurance.

5.7.1. Integration Testing. Work with Medix to perform systems integration testing between the LabCorp System and the Medix System.

5.7.2. Client Acceptance Testing. Cooperate with Medix testing of connectivity between Medix System and mutual clients of the parties hereto.

5.8. System Availability. Use reasonable efforts to ensure that the LabCorp System is available at all times to receive Lab Orders from the Medix System and provide Lab Results to the Medix System, except for reasonable periods of time for maintenance. Provide a 2-hour response time to acknowledge if the LabCorp System becomes unavailable.

5.9. Data Transmission. Promptly send Lab Result data to the Medix System when such data is available.

5.10. System Adoption. Provide feedback to Medix with respect to the design and flow of the order-entry screens to be utilized by mutual clients of the parties hereto.

6. REPRESENTATIONS AND WARRANTIES

6.1. Representations and Warranties of Medix.

Medix represents, warrants, and covenants that:

6.1.1. Licenses; Compliance with Law. Medix owns or has all necessary licenses in the Medix System and its Intellectual Property required to perform its obligations hereunder, and will perform such obligations in compliance with all applicable state and federal laws and regulations affecting such services.

6.1.2. Authority of Medix. Medix has full power and authority to enter into this Agreement as described herein, and the execution, delivery and performance of this Agreement does not conflict with or result in a default under any other agreements or obligations to which Medix is a party or is otherwise subject. This Agreement has been duly and lawfully authorized by all necessary corporate action and this Agreement constitutes a valid and enforceable obligation of Medix in accordance with its terms.

6.1.3. Medix System Performance. The Medix System will substantially conform to and operate substantially in accordance with the specifications set forth on Schedule I. Medix' obligations under this warranty shall be limited to the repair of any defect or other nonconformity with this warranty in a manner consistent with the applicable specifications and in accordance with reasonable response time standards as agreed to by the Parties.

6.2. Representations and Warranties of LabCorp. LabCorp represents, warrants, and covenants that:

6.2.1. Licenses; Compliance with Law. LabCorp owns or has all necessary licenses in the LabCorp System and its Intellectual Property required to perform its obligations hereunder, and will perform such obligations in compliance with all applicable state and federal laws and regulations affecting such services.

6.2.2. Authority of LabCorp. LabCorp has full power and authority to enter into this Agreement as described herein, and the execution, delivery and performance of this Agreement does not conflict with or result in a default under any other agreements or obligations to which LabCorp is a party or is otherwise subject. This Agreement has been duly and lawfully authorized by all necessary corporate action and this Agreement constitutes a valid and enforceable obligation of LabCorp in accordance with its terms.

6.2.3. LabCorp System Performance. LabCorp's obligations under this warranty shall be limited to the repair of any defect in the LabCorp System that precludes receipt of Lab Orders or delivery of Lab Results. LabCorp shall initiate repair efforts of such problem(s) in a timely manner.

7. SERVICE FEES

The Service Fees and Payments applicable to this Agreement are set forth on Schedule II. Except as expressly provided in Schedule II, each Party shall be solely responsible for any and all costs and expenses incurred by such Party in its performance of its obligations under this Agreement.

8. CONFIDENTIALITY

8.1. LabCorp Confidential Information. Medix agrees that all LabCorp Confidential Information (as defined below) received by Medix or to which Medix is granted access hereunder (i) will be held by Medix in strictest confidence at all times, (ii) will not be disclosed or divulged by Medix to any person or entity, except (A) those of its employees and its consultants and agents who are subject to confidentiality agreements who require access to the LabCorp Confidential Information in order to perform the services contemplated hereunder, and only after those employees have been instructed that the LabCorp Confidential Information is subject to the confidentiality and non-use obligations set forth herein, (B) as may in the opinion of Medix' counsel, after making a good faith attempt to discuss any proposed disclosure with counsel for LabCorp, be required by law or regulation, (iii) will not be used by Medix to create, amend or add to any compilation or database maintained by Medix for itself, except to the extent required to perform its obligations under this Agreement, or for any other person other than LabCorp and (iv) will not be used by Medix for any purpose other than the performance of its obligations under this Agreement. Medix will forthwith, but in no case more than seven (7) business days after termination of this Agreement, deliver to LabCorp all LabCorp Confidential Information without retaining any copies thereof, and will continue to be bound by the terms and conditions of this Agreement. "LabCorp Confidential Information" shall mean any information whether oral, written, visual or fixed in any tangible or intangible including, without limitation, electronic medium of expression and whether in coded or uncoded format: without limiting the generality of the foregoing, which relates to LabCorp's and its subsidiaries' services, operations, systems, programs, suppliers, customers and prospective customers, contractors, cost and pricing data, trade secrets, know-how, processes, plans, designs, and any other information of or relating to LabCorp and its subsidiaries.

LabCorp will not unreasonably withhold approval for Medix to use the Confidential Information to provide:

•	Ongoing security audits to ensure compliance with all regulatory and customer requirements;
•	Continuous product development; and
•	Analysis demonstrating the effectiveness of the connectivity from the Medix System to the LabCorp System.

8.2. Medix Confidential Information. LabCorp agrees that all Medix Confidential Information (as defined below) received by LabCorp, or to which LabCorp is granted access hereunder;

(i) will be held by LabCorp in strictest confidence at all times,

(ii) will not be disclosed or divulged by LabCorp to any person or entity, except (A) those of its employees, consultants and agents who under LabCorp's policies have a need to know the Medix Confidential Information in order to engage in the LabCorp activities contemplated hereby, or (B) as may in the opinion of LabCorp's counsel, after making a good faith attempt to discuss any proposed disclosure with counsel for Medix, be required by law, and

(iii) will not be used by LabCorp for any purpose other than to engage in the LabCorp activities contemplated hereby (including marketing to and contracting with Medix Clients as contemplated by this Agreement) unless previously authorized in writing by Medix.

Upon termination of this Agreement, LabCorp will immediately, not to exceed seven (7) business days, deliver to Medix all Medix Confidential Information without retaining any copies thereof, and will continue to be bound by the terms and conditions of this Agreement. Notwithstanding the foregoing, LabCorp may retain one (1) copy of Medix Confidential Information in the LabCorp Law Department for archive purposes. "Medix Confidential Information" shall mean any information (whether oral, written, visual or fixed in any tangible or intangible (including, without limitation, electronic) medium of expression and whether in coded or uncoded format) which relates to customers and prospective customers, contractors, cost and pricing data, trade secrets, know how, processes, plans, designs, and other information of or relating to Medix.

8.3. Unrestricted Information. Confidential Information shall not include (i) any information which is or becomes available to the public other than as a result of wrongful disclosure by the Party to which it was disclosed, (ii) information which was known by the Party to which it was disclosed prior to the disclosure of such information to such Party, and (iii) information disclosed by a person that was not known to the Party to which it was disclosed who did not have an obligation of confidentiality to the disclosing Party hereto

8.4. Patient Confidential Information. Patient Confidential Information shall mean any and all information received by or created by the parties hereto with respect to services provided by LabCorp for mutual clients of the parties hereto, whether oral or written without regard for the medium of expression, including, without limitation names, addresses, zip codes, social security numbers, lab orders and lab result data, clinical information, or other personal data.

9. INTELLECTUAL PROPERTY

9.1. LabCorp Intellectual Property. LabCorp shall continue to own all right, title and interest in and to the LabCorp System, the LabCorp Confidential Information and any other Intellectual Property or other information provided by LabCorp to Medix pursuant to or in connection with this Agreement including, but not limited to, formats, presentation, transaction flows and protocols. It is acknowledged and agreed that LabCorp may provide certain LabCorp Intellectual Property to Medix to facilitate Medix' development and enhancement of the connectivity between the LabCorp System and Medix System. LabCorp grants to Medix, for the term of this Agreement, a limited non-exclusive, non-transferable, royalty-free license to use such Intellectual Property solely for Medix' performance of its connectivity obligations under this Agreement.

9.2. Medix Intellectual Property. Medix shall own all right, title and interest in and to the Medix Confidential Information and the Medix System, including any Intellectual Property embodied in the Medix System, subject to Section 9.1. The foregoing shall in no event apply to the contents of any Data transmitted to or residing on or transmitted from the Medix System.

9.3. Jointly Developed Intellectual Property. Any Intellectual Property which is jointly developed by the Parties pursuant to this Agreement (including, but not limited to, formats, presentation, transaction flows and protocols) shall be jointly owned by the Parties and may be used by either Party without restriction, except as otherwise provided in this Agreement. Any such jointly developed intellectual property will be subject to a prior written agreement before development efforts are completed.

9.4. Restricted Use. Except as otherwise provided, disclosure by LabCorp to Medix or by Medix to LabCorp of any Intellectual Property or Confidential Information shall not be deemed a waiver of any of the disclosing Party's rights in any of its Intellectual Property or Confidential Information. Neither Party shall be permitted to use any of the other Party's or any of its subsidiaries' names, trademarks or trade names (whether or not registered or registerable) or any Intellectual Property of the other Party which shall remain the sole and exclusive property of that Party, which may only be used by the other Party only in accordance with the terms of this Agreement, provided that LabCorp shall have the right to disclose the name of Medix and a description of the Medix System to LabCorp Clients and Medix shall have the right to disclose the name of LabCorp and its use of the Medix System to potential clients. Notwithstanding the foregoing, LabCorp consents to the use of the LabCorp trademark solely on the Medix order entry screen and the screen on which test results appear.

9.5. Quality Control. Medix and LabCorp shall use reasonable efforts to maintain the validity and distinctiveness of the other Party's service marks, trademarks, and corporate names so as to enhance the goodwill symbolized by such service marks, trademarks, and corporate names. Either Party may object to the other Party's use of its marks or names, and the other Party shall have 30 days to correct any defects to the satisfaction of the objecting party. Each Party shall have the right to immediately inspect the other Party's books materials and documentation as related to the use of the other Party's marks or names.

9.6. Additional Protections. Each Party shall take such actions as are reasonably requested by the other Party to protect and perfect such Party's rights under this Section 9.

10. TERM AND TERMINATION

The term of this Agreement shall be two (2) years from the last date of execution by the Parties. The Agreement shall automatically renew for an additional term of two (2) years, subject to a mutually agreeable price adjustment, and provided the Agreement has not otherwise been terminated as set forth herein. This Agreement may be terminated at any time:

(i) by mutual written agreement between LabCorp and Medix;

(ii) by LabCorp upon written notice to Medix if Medix fails to complete the development of the transmission capability between LabCorp and Medix System with the functionalities specified in Schedule I, on or before the date designated in the mutually agreed Project Plan (or any adjustments thereto); Provided, Medix shall have thirty (30) days from such notice, in which to cure such failure to develop the transmission capability;

(iii) by either Party for material breach of this Agreement by the other Party upon written notice to the other Party, provided that at least thirty (30) days prior to providing such notice, such Party has provided written notice of breach to the other Party and such breach shall not have been cured within such thirty (30) day period; or

(iv) by either party, without cause, upon sixty (60) day prior written notice to the other party.

11. INDEMIFICATION AND LIMITATION OF LIABILITY

11.1. Indemnification

11.1.1 Agreement of Medix to Indemnify. Subject to the conditions, provisions and limitations of this Section 11, and other applicable provisions of this Agreement, Medix hereby agrees to indemnify, defend and hold harmless from any third party claims LabCorp and its employees, officers, and directors (each, a "LabCorp Party") from and against all actual and direct damages, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, imposed upon or directly incurred by any LabCorp Party by reason of or resulting from any of the following:

11.1.1.1. Any actual or alleged infringement of any United States patent, copyright, trademark, or other intellectual property rights with respect to the Medix System.

11.1.1.2. Any error, or omission, in transmission with respect to the data transmitted through the Medix System caused by Medix or any failure of transmission of data through the Medix System caused by Medix (which, error, omission or failure was not caused by an event beyond the reasonable control of Medix).

11.1.1.3. Any actual or alleged violation of applicable law or regulations by Medix.

11.1.1.4. Any material breach of or failure to perform or to properly perform any of Medix' obligations, representations or covenants under this Agreement.

11.1.2. Agreement of LabCorp to Indemnify. Subject to the conditions, provisions and limitations of this Section 11, and other applicable provisions of this Agreement, LabCorp hereby agrees to indemnify, defend and hold harmless from any third party claims Medix and any entity controlling, controlled by or under common control with Medix and any and all of their officers, directors and employees(each a "Medix Party") from and against all actual and direct damages, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, imposed upon or directly incurred by any Medix Party by reason of or resulting from any of the following:

11.1.2.1. Any actual or alleged infringement of any United States patent, copyright, trademark or other intellectual property right with respect to the LabCorp System.

11.1.2.2. Any error or omission with respect to the information transmitted through the Medix System caused by LabCorp or any failure of transmission of data through the Medix System caused by LabCorp (which error, omission or failure was not caused by an event beyond the reasonable control of LabCorp).

11.1.2.3. Any actual or alleged violation of applicable law or regulations by LabCorp.

11.1.2.4. Any material breach of or failure to perform or to properly perform any of LabCorp's obligations, representations or covenants under this Agreement.

11.1.3. Conditions of Indemnification. The obligations and liabilities of LabCorp and Medix hereunder with respect to their respective indemnities pursuant to this Section 11, resulting from any claim, demand or other assertion of liability by third parties (hereinafter called collectively "Demands"), shall be subject to the following terms and conditions:

11.1.3.1. Subject to the consent of the Party to be indemnified pursuant to this Section 11, (the "Indemnified Party") such consent not to be unreasonably withheld or delayed, the indemnifying Party (the "Indemnifying Party") will have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement of any such Demand asserted against the Indemnified Party, such defense, compromise or settlement to be undertaken on behalf of and for the account and risk of the Indemnifying Party.

11.1.3.2. In the event the Indemnifying Party shall elect not to undertake such defense by its own representatives, the Indemnifying Party shall give prompt written notice of its election to the Indemnified Party, and the Indemnified Party will undertake the defense, compromise or settlement thereof by counsel or other representatives designated by it whom the Indemnifying Party determines in writing to be satisfactory for such purposes. The consent of the Indemnifying Party to the Indemnified Party's choice of counsel or other representative shall not be unreasonably withheld or delayed.

11.1.3.3. Survival. The agreements to indemnify contained in this Section 11.1 shall survive termination or expiration of this Agreement for any reason.

11.1.3.4 Notice. The Indemnified Party shall give the Indemnifying Party prompt notice of any claim that the Indemnifying Party has notice of and with respect to which the Indemnified Party seeks indemnification from the Indemnifying Party, provided that failure to provide such notice shall not relieve the Indemnifying Party of any liability hereunder except to the extent the Indemnifying Party has suffered actual material prejudice by such failure.

11.2. Limitation of Warranties and Limitation of Liability. EXCEPT FOR THOSE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE BUSINESS ASSOCIATE AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, TO THE OTHER PARTY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS AGREEMENT, THE PARTIES' LIABILITY UNDER THIS AGREEMENT SHALL BE LIMITED TO ACTUAL AND DIRECT LOSSES, COSTS AND/OR EXPENSES SUFFERED BY THE OTHER PARTY. THE PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER PARTY SHALL BE LIABLE FOR ANY LOST REIMBURSEMENT OR LOSS OF DATA, EARNINGS, PROFITS OR GOODWILL OR ANY OTHER INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES SUFFERED BY ANY PERSON OR ENTITY, INCLUDING THE OTHER PARTY, EVEN IF A PARTY HAS BEEN ADVISED OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE.

12. REMEDIES UPON TERMINATION OR DEFAULT.

Subject to the limitations of liability in Section 11.2, each Party shall also have all remedies other than termination available to it at law or in equity, including the seeking of injunctive relief, on account of any default of another Party that is not cured as provided in this Agreement

13. CHANGE IN LAW

In the event that legislation is enacted or regulations are promulgated or a decision of a court is rendered that affect, or may affect in the good faith opinion of either Party's legal counsel, the legality of this Agreement or adversely affect the ability of either Party to perform its obligations or receive the benefits intended hereunder, then, within fifteen (15) days following notice, each Party will negotiate in good faith an amendment to this Agreement or a substitute agreement which will carry out the original intention of the Parties to the extent possible in light of such legislation, regulation or decision and each Party will execute such amendment. In the event that the Parties cannot reach agreement as to the terms and provisions of the amendment or substitute agreement within thirty (30) days following the notice provided in this Section, then this Agreement may be terminated by either Party upon written notice of termination to the other Party stating the effective date of termination.

14. MISCELLANEOUS

14.1. Audit Rights. LabCorp shall have the right to conduct a reasonable annual audit of Medix' books and records, directly relating to Medix' performance of its obligations hereunder during normal business hours on prior written notice for the purpose of verifying Medix' compliance with the terms and conditions of this Agreement. In connection with any such audit, LabCorp shall have access to complete Lab Order and Lab Result data relating to such Lab Order using the Medix System. LabCorp acknowledges and agrees that the provisions of this Section 14.1 shall not obligate Medix to provide LabCorp with access to information relating to the Lab Services of clients of Medix who are not clients of LabCorp.

14.2. Assignment and Subcontracting. This Agreement, and the rights and obligations of the Parties created hereunder, shall not be assigned or subcontracted to any third party by Medix without the prior written consent of LabCorp, which consent shall not be unreasonably withheld or delayed. Such prior written consent shall not be required in the event of an acquisition or merger. Any purported or attempted assignment or subcontract without such consent shall be void and without effect. Notwithstanding anything herein to the contrary, Medix may use subcontractors and independent contractors without LabCorp's written consent as long as said subcontractors serve merely in an ancillary capacity. Notwithstanding the foregoing, Medix shall maintain control and responsibility for Medix' obligations hereunder. Medix is directly responsible for its subcontractors' and independent contractors' performance.

14.3. Binding on Successors and Assigns. Without in any way limiting the provisions of Section 14.2, this Agreement shall be binding upon, enforceable by and inure to the benefit of the Parties, their permitted successors and assigns.

14.4. Impossibility of Performance. Neither LabCorp nor Medix shall be deemed to be in default of this Agreement if prevented from performing any obligation hereunder for any reason beyond its control, including without limitation, governmental laws and regulations, acts of God or the public, flood, storm, strikes, or an act of terror or war against the United States. In such case, prompt notice shall be given to the other Party, and the Parties shall negotiate in good faith with the goal or intent of preserving this Agreement and the respective rights and obligations of the Parties to the greatest extent possible.

14.5. Notices. All notices, demands, requests or other communications which may be or are required to be given, served or sent by any Party to any other Party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), reputable overnight courier service, addressed to Medix or to LabCorp, as the case may be, as set forth below.

If to Medix: Medix Resources, Inc. 420 Lexington Avenue Suite 1830 New York, New York 10170 Attention: Darryl Cohen, Chief Executive Officer
If to LabCorp: Laboratory Corporation of America Holdings 358 South Main Street Burlington, NC 27215 Attn: Contract Administrator
with a copy to: Laboratory Corporation of America Holdings 430 South Spring Street Burlington, NC 27215 Attn: Law Department

Each Party may designate by notice in writing new addresses to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation.

14.6. Further Instruments or Action. Each Party agrees that it will execute and deliver such further instruments and will take such other action as may reasonably be necessary in order to effectively discharge or perform or to carry out any of the respective obligations and agreements hereunder.

14.7. Governing Law. The validity and construction of the terms and provisions of this Agreement and the rights and obligations of the Parties hereto shall be interpreted and enforced in accordance with the laws of the State of North Carolina without regard to its conflict of laws rules, except to the extent preempted by federal law.

14.8. No Waiver. The failure of any Party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed to be a waiver or relinquishment. The waiver by either Party of any of the covenants, conditions or agreements to be performed by the other or any breach thereof shall not operate or be construed as a waiver of any subsequent breach of any such covenant, condition or agreement.

14.9. Amendment. This Agreement may be only be amended in writing and signed by both Parties by representatives of the Parties duly authorized to do so.

14.10. Agreement Not to Hire. During the Term and for one year thereafter, neither Party shall knowingly directly employ, or offer or promise to offer or otherwise solicit (other than general solicitations such as advertising) for employment, or induce the termination of employment of, employees or former employees of the other Party, without the written consent of the other Party.

14.11. Rights of Third Parties. The Parties do not intend and nothing in this Agreement shall be construed or deemed, to give any person, other than the Parties hereto any right or interest based on this Agreement.

14.12. Relationship of the Parties. LabCorp and Medix are, and shall remain, independent contractors. Nothing in this Agreement shall be construed to create any relationship between the Parties other than that of independent contractors.

14.13. Entire Agreement. This Agreement including all Exhibits and Schedules incorporated herein contains the entire agreement between the Parties with respect to the subject matter contained herein and no representations or agreement, oral or otherwise with respect to such subject matter, not embodied herein or attached hereto shall be of any force or effect.

14.14. Survival. The provisions of Sections 8, 9, and 11 shall survive the expiration or termination of this Agreement for any reason.

14.15. Section Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

14.16. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered in their name and on their behalf as of the date first set forth above.

MEDIX: MEDIX RESOURCES, INC. By:__________________________________ Name: Darryl Cohen Title: President and CEO
LabCorp: LABORATORY CORPORATION OF AMERICA HOLDINGS and its subsidiaries By:_________________________ Name: ________________ Title: _________________

SCHEDULE I

FUNCTIONALITIES OF MEDIX SYSTEM

Medix shall develop the connectivity between the Medix System and the LabCorp System to operate as set forth herein. LabCorp shall make reasonable modifications to the LabCorp System to accommodate the development of such connectivity by Medix provided such changes do not materially impact the current functionality of the LabCorp System and do not require LabCorp to take, in LabCorp's sole discretion, extraordinary means to effect such changes. The Project Plan will outline the mutually agreed upon milestones and time schedules for implementation of this connectivity.

Physical Communications - The connectivity between the LabCorp System and the Medix System will be via a Virtual Private Network (VPN) connection over the public Internet. Two physical VPN connections will be implemented. A production VPN connection will exist between the LabCorp System production environment and the Medix System production environment. A development and testing VPN connection will exist between the LabCorp System testing environment and the Medix System testing environment. Each physical connection will be set up with triple-DES encryption and be HIPAA compliant. Remedies will be determined and enforced to ensure maximum availability of both the production VPN and the testing VPN connections.

Application Communications - The connectivity between the LabCorp System and the Medix System must accommodate batch file transfers to support the delivery of data files, such as Directory of Services files, Lab Order and Lab Result transactions based on scheduled batch transactions. Batch file transfers will a TCP/IP socket connection. Two batch file transfer connections will be established. One set of batch file transfer connections will be set up for production purposes. A second set of batch file transfer connections will be set up for development and testing purposes. Remedies will be determined and enforced to ensure maximum availability of both the production and the testing connections. This will require both parties to have adequate hardware and software capability to support multiple VPN tunnels. Any upgrades or updates will be mutually agreed to in writing.

Supporting Data Files - LabCorp will provide Medix with supporting data reasonably required for the Medix System to communicate with LabCorp System to successfully perform Lab Orders and Lab Result transmissions. LabCorp will provide this supporting data on a monthly basis. Medix will store the supporting data in an agreed upon and secure manner. The supporting data will include but is not limited to Directory of Services and the most current medical Medical Necessity/ABN Rules. LabCorp and Medix will agree to specifications on how to interpret and utilize the supporting data files.

Batch Transmissions - Batch Transmissions to Medix shall occur at mutually agreed upon time intervals. Batch Transmissions to LabCorp shall occur at mutually agreed upon time intervals. Such transmissions, whether to Medix or LabCorp, shall occur more frequently, and not on a scheduled interval, in the case of STAT tests.

Security - Medix shall provide user IDs and passwords that will be required for access onto the Medix System. All access provided by Medix and Medix System shall be HIPAA compliant.

Notifications - Medix System shall notify mutual clients that Lab Results are available within fifteen (15) minutes of receipt onto Medix System. Such result notification shall be in the form of an email message, which shall be an application level message through the Medix System. Medix shall monitor such e-mails with respect to mutual clients receiving and opening such e-mails in the amount of time prescribed by LabCorp.

Identifiers - LabCorp will provide Medix with the necessary business rules and/or data to generate and utilize appropriate identifiers required for the Medix System to communicate with LabCorp System to successfully perform Lab Order and Lab Result transmissions. Medix will store the necessary data and implement the required business rules in an agreed upon manner. The identifiers will include but are not limited to facility, location, hospital, hospital medical record number, requisition, order code, filler, accession and diagnostic service section.

Front-End Eligibility - Medix will develop the Medix System to verify eligibility of a patient either prior to or at the moment a mutual client of the parties hereto requisitions a lab test. Medix will work with LabCorp to enable eligibility verification utilizing real-time X.12 270/271 eligibility transaction with the LabCorp System.

Implementation of this functionality will be mutually agreed to by both parties.

Lab Order Transactions Initiated from Mutual Clients of the Parties Hereto (Inbound Transactions) - Medix will develop the Medix System to initiate the following transactions in either HL7 2.1, 2.2 or 2.3:

1. New Lab Order

2. Transaction from LabCorp to Medix acknowledgments, Error and Status responses

The aforementioned transactions will be developed by Medix according to the HL7 message specifications that Medix and LabCorp have agreed upon and jointly documented during the Project Plan creation process.

Medix shall ensure that all the fields required by LabCorp on the Lab Order entry screen have been completed by the mutual client and Medix shall alert such mutual client that the Lab Order entry screen has not been completed and the Lab Order shall not be submitted to LabCorp until such time as such fields have been appropriately completed.

Lab Result Transactions Initiated from LabCorp (Outbound Transactions) - Medix will develop the Medix System to receive, confirm receipt and/or contact LabCorp with respect to the following transactions in either HL7 2.1 or 2.2:

1. Partial Lab Results for a Lab Order

2. Full Lab Results for a Lab Order

3. Cancellation of a Lab Order generated by LabCorp

4. Transaction from LabCorp to Medix acknowledgments, Error and Status responses

The aforementioned transactions will be developed by Medix according to the HL7 message specifications that Medix and LabCorp have agreed upon and jointly documented during the Project Plan creation process.

Representations to Mutual Clients - In contracting with mutual client for the Medix System, Medix shall obtain acknowledgement that such mutual client understands that it will not receive Lab Results directly from LabCorp, and that it is mutual client's responsibility to retrieve Lab Results from Medix.

Retrieval of Lab Results - Medix shall monitor the Medix System in order to confirm that Lab Result has been retrieved by the ordering mutual client. If mutual client fails to retrieve the Lab Result within two (2) hours for STAT or twenty-four (24) hours for routine testing,

Medix shall contact ordering physician to provide notice that Lab Result has not been retrieved.

For a STAT Lab Result, contact will be sent via fax at two and four hour intervals after STAT Lab Result is available. If STAT Lab Result is not retrieved within fifteen (15) minutes of the last fax, Medix will telephone the mutual client and verbally inform the mutual client that the Lab Result is available and has not been retrieved. In addition, Medix will telephone LabCorp to inform LabCorp that such mutual client has not retrieved their STAT Lab Result.

For a routine Lab Result, contact will be sent via fax at twenty-four and forty-eight hour intervals after said Lab Result is available. If Lab Result is not retrieved within fifteen (15) minutes of the last fax, Medix will telephone the mutual client and verbally inform them that the Lab Result is available and has not been retrieved. In addition, Medix will telephone LabCorp to inform LabCorp that such mutual client has not retrieved their Lab Result.

Medix will provide to LabCorp, on a quarterly basis, a listing of mutual clients where a telephone call was required due to failure to retrieve results.

Utilization Reporting - Medix shall provide LabCorp with monthly reports concerning utilization of the Medix System. These reports will be developed by Medix according to specifications that Medix and LabCorp have agreed upon and jointly document during the Project Plan creation process.

Medix takes responsibility for security of data once delivered to the Medix System by LabCorp or mutual clients. All data stored and accessed on Medix Servers will be fully compliant with HIPAA PHI regulations.

Prior to network implementation and on a regular on-going basis, Medix will permit LabCorp to assess network security in order to prevent penetration of LabCorp firewall from Medix unsecured access and validate security of wireless result delivery.

SCHEDULE II

SERVICE FEES AND PAYMENTS

Medix shall invoice LabCorp on a monthly basis for the fees set forth below in this Schedule II. LabCorp shall pay all invoices within thirty (30) days of the verification of such invoices. Transaction fees will be based on count as reported by Medix to LabCorp in accordance with the Utilization Reporting requirements defined in Schedule I. LabCorp shall have the right to audit the data used to develop such invoices, and Medix will cooperate in any such audits.

LabCorp will pay Medix ______ for a "round trip". For the purposes of this Agreement a round trip shall include the Lab Order and corresponding Full Lab Results retrieved by the ordering mutual client. This transaction fee includes all of the services outlined in items one through four in the table below:

Item

1. Lab Test Order

i. A new Lab Order that is recorded by the Medix System entered by a mutual client

ii. A Lab Order may contain more than one Lab Test.

iii. No Fees are due for Lab Orders that are cancelled.

iv. No additional fees are due for Lab Orders that are modified.

2. Partial Lab Results A partial Lab Results set linked to a specific Lab Order.
3. Full Lab Results A full or complete Lab Results set linked to a specific Lab Order.
4. Lab Results Status Request and Response A Lab Results status request made via the Medix System requiring a response from the LabCorp System.

5. Miscellaneous Provider Communication Messaging

Messages from LabCorp such as announcing new services or maintaining provider relations. Said messages shall be requested directly by LabCorp and are not included in the "round trip" fee. Messages shall be subject to a fee of _____ per mutual client who receives the transmission.